Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of NightHawk Radiology Holdings, Inc. on Form S-1 of our report dated August 16, 2005 related to the financial statements of American Teleradiology NightHawks, Inc. as of and for the years ended December 31, 2004 and 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 4, 2006